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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2006
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15063	33-0618093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported: (i) on October 26, 2005, we entered into a Loan and Security Agreement and related documents (collectively, the “Original Loan Documents”) with Silicon Valley Bank (“SVB”), pursuant to which SVB agreed to make available a credit facility in the aggregate amount of up to $4 million for a term of one year; and (ii) on February 10, 2006, we entered into an Amendment to Loan Documents (the “First Amendment”) with SVB in connection with the closing of our sale of Timm Medical Technologies, Inc. (“Timm”).
On April 24, 2006, we entered into a new Amendment to Loan Documents (the “Second Amendment”) with SVB, pursuant to which:
•	the term of the Original Loan Documents, as amended by the First Amendment and the Second Amendment (collectively, the “Loan Documents”), was extended to February 28, 2007;

•	the financial covenant based on our tangible net worth was modified to reflect our sale of Timm;

•	SVB agreed to make available one or more term loans in an aggregate principal amount of up to $500,000 (which counts toward the $4 million maximum referred to above) for up to six months after the date of the Second Amendment;

•	we agreed to pay SVB a fee amounting to $16,000 in the aggregate, consisting of a $13,500 fee for the extension and a $2,500 fee for adding the term loan component; and

•	various technical conforming revisions were made to the Loan Documents.
The foregoing description of the Second Amendment is qualified in its entirety by the full text of such document, which is filed as Exhibit 10.1 to this report and is hereby incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Amendment to Loan Documents, dated as of April 24, 2006, by and between Endocare, Inc. and Silicon Valley Bank.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
April 25, 2006	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

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